UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities

pursuant to Section 12 (b) or (g) of the Securities Exchange Act of 1934

SOLOMON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1812208
(State of incorporation or organization)	(IRS Employer Identification No.)

7383 Benedict Avenue

Benedict, MD 20612

(Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-108977 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

Incorporated by reference to the information set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form SB-2, as amended, (SEC File No. 333-108977).

Item 2. Exhibits

The following exhibits are filed as a part of this Registration Statement:

3.1	Certificate of Incorporation (1)

3.2	Bylaws (1)

4.1	Specimen Common Stock Certificate (3)

10.1	Form of Bridge Convertible Note (1)

10.2	Form of Bridge Warrant (1)

10.3	Consulting Agreement by and between Solomon Technologies, Inc. and Cytation Corporation (1)

10.4	Form of Common Stock Purchase Warrant issued to Cytation Corporation (1)

10.7	Convertible Promissory Note issued to Pinetree (Barbados), Inc. dated July 31, 2003 (1)

10.8	Memorandum of Understanding by and between Pinetree (Barbados), Inc. and Solomon Technologies, Inc., et al, dated July 31, 2003 (1)

10.9	General Release by and between Pinetree Capital Corp. and Solomon Technologies, Inc., et al, dated July 31, 2003 (1)

10.10	Convertible Note Security Agreement by and between Pinetree (Barbados), Inc. and Solomon Technologies, Inc. dated July 31, 2003 (1)

10.16	Form of Lock-Up Agreement (2)

10.17	Agreement by and among Solomon Technologies, Inc., Town Creek Industries, Inc. and Pinetree (Barbados), Inc. dated December 12, 2003 (3)

10.18	Common Stock Purchase Warrant issued to Pinetree (Barbados), Inc. (3)

10.19	Registration Rights Agreement by and between Solomon Technologies, Inc. and Pinetree (Barbados), Inc. dated December 12, 2003 (3)

(1)	Incorporated by reference to exhibits of the same number on Registrant’s Registration Statement on Form SB-2 (File No. 333-108977) filed September 19, 2003.
(2)	Incorporated by reference to exhibits of the same number on Registrant’s Registration Statement on Form SB-2/A-1 (File No. 333-108977) filed November 12, 2003
(3)	Incorporated by reference to exhibits of the same number on Registrant’s Registration Statement on Form SB-2/A-2 (File No. 333-108977) filed December 19, 2003.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

December 23, 2003	SOLOMON TECHNOLOGIES INC.

By: /s/ DAVID E. TETHER

David E. Tether President and CEO

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